As filed with the Securities and Exchange Commission on November 9, 2011
Registration No. 333-150899

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________

WILLIAM PENN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	37-1562563
(State or Other Jurisdiction of Incorporation or Organization)	I.R.S. Employer Identification No.

8150 Route 13 Levittown, Pennsylvania 19057
(Address of Principal Executive Offices)

William Penn Bank 401(k) Retirement Savings Plan
(Full Title of the Plan)

Charles Corcoran William Penn Bancorp, Inc. 8150 Route 13 Levittown, Pennsylvania 19057
(Name and Address of Agent For Service)

(215) 945-1200
(Telephone Number, Including Area Code, or Agent For Service)

Copies To: James C. Stewart, Esquire Malizia Spidi & Fisch, PC 1227 25th Street, N.W. Suite 200 West Washington, D.C. 20037 (202) 434-4660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-150899) (the “Registration Statement”) of William Penn Bancorp, Inc. (the “Company”) pertaining to 61,733 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”) and an indeterminant amount of interests in the William Penn Bank 401(k) Retirement Savings Plan (the “Plan”), which was filed with the Securities and Exchange Commission and became effective on May 15, 2008.  The Registration Statement registered the 61,733 shares and interests for issuance to participants the Plan.  Effective on the date of this filing, the Company is terminating its reporting obligations under Sections 12(g) and 15(d) of the Securities Exchange Act of 1934 and terminating the offering of shares pursuant to the Registration Statement.  In accordance with the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Levittown, Commonwealth of Pennsylvania, on November 9, 2011.

WILLIAM PENN BANCORP, INC.
	By:	/s/ Terry L. Sager
Terry L. Sager President and Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.
/s/ Charles Corcoran		/s/ Terry L. Sager
Charles Corcoran Vice President and Director (Principal Financial Officer)		Terry L. Sager President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ William J. Feeney *		/s/ Craig Burton *
William J. Feeney Chairman of the Board of Directors		Craig Burton Director
/s/ Glenn Davis *		/s/ William B.K. Parry, Jr. *
Glenn Davis Director		William B.K. Parry, Jr. Director

*By:	/s/ Charles Corcoran
Charles Corcoran
Attorney-in-Fact

Date:	November 9, 2011

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Levittown, Commonwealth of Pennsylvania, on November 9, 2011.

WILLIAM PENN BANK
401(K) RETIREMENT SAVINGS PLAN

By:	/s/ Terry L. Sager
Terry L. Sager
Its President
As Plan Administrator on behalf of William Penn Bank, FSB